                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                   MBIA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

          MBIA INC.                                         JOSEPH W. BROWN, JR.
        113 King Street                                    Chairman
        Armonk, NY 10504
        914 273 4545

[MBIA Logo]

                                                                  March 30, 2000

          Dear Shareholder:

               On May 11, 2000, MBIA Inc. will hold its annual meeting of shareholders and I am pleased to invite you on behalf of the Board of Directors to join us so we can report to you on the activities of the Company during 1999 and discuss the outlook for 2000. The meeting will be held in our headquarters at 113 King Street, Armonk, New York, at 10:00 a.m.

               This year you are being asked to act on the following: (a) the election of directors; (b) a Board of Directors' proposal to adopt the Company's 2000 Stock Option Plan; and (c) the selection of independent auditors for 2000. These proposals are described in the attached proxy statement which you are encouraged to read fully.

               Whether or not you plan to attend the meeting, it is important that your shares be represented. Regardless of the number of shares you own, please date, complete, sign and return the enclosed proxy promptly.

               We appreciate your continued support.

                                                Sincerely,

                                                [/s/ Joseph W. Brown, Jr.]

                                                Joseph W. Brown, Jr.
                                                Chairman

                                   MBIA INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MBIA Inc.:

     The annual meeting of the shareholders of MBIA Inc. will be held at the Company's headquarters, 113 King Street, Armonk, New York 10504, on Thursday, May 11, 2000 at 10:00 a.m., New York time, for the following purposes:

          PROPOSAL 1: To elect 10 directors of the Company for terms expiring at the 2001 Annual Meeting;

          PROPOSAL 2: To vote on the adoption of the Company's 2000 Stock Option Plan;

          PROPOSAL 3: To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2000;

and to transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 16, 2000 will be entitled to vote at the meeting, whether in person or by proxy. Please sign, date, complete, and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders who attend the meeting may revoke their proxies and vote in person, if they wish to do so.

                                          By order of the Board of Directors,

                                          /s/ Louis G. Lenzi

                                          Louis G. Lenzi
                                          Secretary

113 King Street
Armonk, New York 10504
March 30, 2000

                                   MBIA INC.

                                PROXY STATEMENT

     Your proxy in the form enclosed is solicited by the Board of Directors of MBIA Inc. (the "Company"). Your proxy may be revoked by you at any time prior to its use. The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof, in accordance with such specifications as are made therein or, if no such specifications are made, in accordance with the recommendations of the Board of Directors.

     The record date for the determination of shareholders entitled to vote at the meeting is March 16, 2000. On the record date, there were outstanding 98,891,282 shares of the Company's Common Stock ("Common Stock"), constituting all of the outstanding voting securities of the Company. Each share is entitled to one vote. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting but are deemed not to have voted on any proposal. Directors are elected by a plurality of the votes cast. The vote required for approval of the stock option plan and for ratification of the independent auditors is a majority of shares voting.

     The mailing address of the executive offices of the Company is 113 King Street, Armonk, New York 10504. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card are being mailed, on or about March 30, 2000, to shareholders of record on the record date.

PROPOSAL 1:

                             ELECTION OF DIRECTORS

     All of the Company's directors are elected at each annual meeting of shareholders. At the 2000 Annual Meeting, the shareholders will elect 10 directors to serve for a term expiring at the 2001 Annual Meeting.

     The names of the nominees being presented for consideration by the shareholders, their ages, the years they have been directors of the Company, their principal occupations over the past five years, their current positions with the Company and certain other directorships held by them are set forth below. The shares represented by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided for in the enclosed proxy card. If any such nominee should be unable or unwilling to serve (an event not now anticipated), all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace such nominee. Richard L. Weill, a current director and executive officer of the Company, will not be standing for reelection at this year's meeting. Pierre-Henri Richard, a director of the Company since 1990, voluntarily resigned from the Board, effective March 14, 2000. The Board has set a policy that no person who has attained the age of 70 years or older shall be nominated to be a director. The Board has granted Mr. Lebenthal a two year waiver of this policy.

Joseph W. Brown, Jr...........   Mr. Brown joined the Company as Chief Executive
                                 Officer on January 7, 1999 and became Chairman of the Company in May. Prior to that he was Chairman of the Board of Talegen Holdings, Inc.
                                 (insurance), from 1992 through 1998. Prior to joining Talegen, Mr. Brown had been with Fireman's Fund Insurance Companies for 17 years during which he held positions from actuary to Chief Executive Officer. He is a Fellow of the
                                 Property Casualty Actuarial Society and a
                                 Member of the American Academy of Actuaries and the Society of Chartered Property & Casualty
                                 Underwriters. Mr. Brown has served as a
                                 director of the Company since 1990 and
                                 previously served as a director from December of 1986 through May of 1989. Age 51.

David C. Clapp................   Mr. Clapp is currently Senior Director,
                                 Goldman, Sachs & Co., Inc. From 1990 until late
                                 1994, he was Partner-in-charge of the Municipal
                                 Bond Department at Goldman Sachs & Co.
                                 (investment bank). Mr. Clapp is a member of the Boards of the Hazelden Foundation and The Kent
                                 School. He is past Chairman of the Municipal
                                 Securities Rulemaking Board, President of the
                                 Board of Trustees of the Museum of the City of New York and Chair of the New York Arthritis
                                 Foundation. Mr. Clapp has served as director of the Company since 1994. Age 62.

Gary C. Dunton................   Mr. Dunton, who joined the Company in early
                                 1998, is President of both the Company and MBIA
                                 Insurance Corporation. Prior to that, he was President of the Family and Business Insurance
                                 Group, USF&G Insurance with whom he had been associated since 1992. Mr. Dunton was on the Company's board from 1996 until early 1998. Mr.
                                 Dunton currently serves as a member of the Board of Trustees for the American Institute for Chartered Property Casualty Underwriters and the Insurance Institute of America. Age 44.

David H. Elliott..............   Mr. Elliott is the former Chairman and Chief
                                 Executive Officer of the Company, having served in that capacity from 1992 until January, 1999.
                                 From 1986 to 1991, he served as the President and Chief Operating Officer of the Company and MBIA Insurance Corporation ("MBIA Corp."). He has been a director of the Company since 1988.
                                 He also was the Chairman of the Municipal Bond
                                 Insurance Association (the "Association"), MBIA
                                 Corp.'s predecessor, from 1976 to 1980 and from 1982 to 1986. Mr. Elliott is a member of the board of Aames Financial Corporation. Age 58.

Claire L. Gaudiani............   Dr. Gaudiani has been President of Connecticut
                                 College since 1988. She also serves as a director of Public Radio International, The
                                 Luce Foundation and the Citizen's
                                 Bank-Connecticut. Dr. Gaudiani has also been President of the New London Development
                                 Corporation since 1997. She has been a director of the Company since being elected at the 1992
                                 Annual Meeting. Age 55.

William H. Gray, III..........   Mr. Gray is President and Chief Executive
                                 Officer of the United Negro College Fund, Inc.
                                 Mr. Gray has served as Special Advisor to the President on Haiti, Majority Whip and Budget
                                 Chairman for the U.S. House of Representatives, a faculty member at several colleges, and has been pastor of the 5,000 member Bright Hope
                                 Baptist Church in Philadelphia for 25 years. He serves as a director of The Chase Manhattan
                                 Corporation, The Prudential Insurance Company of America, Warner-Lambert Company, CBS
                                 Corporation, Rockwell International Corp.,
                                 Electronic Data Systems Incorporated and ezgov.com. Mr. Gray has been a director of the Company since 1992. Age 58.

Freda S. Johnson..............   Ms. Johnson is President of Government Finance
                                 Associates, Inc. (municipal finance advisory company), a firm which she has been associated with since late 1990. From early 1990 until December 1990, she was an independent public finance advisor. She served as Executive Vice
                                 President and Executive Director of the Public
                                 Finance Department of Moody's Investors
                                 Service, Inc. from 1979 to 1990. Ms. Johnson is a past member of the National Association of State Auditors, Comptrollers and Treasurers'
                                 National Advisory Board on State and Local
                                 Government Secondary Market Disclosure and a member of the corporate advisory board of Queens College. She is also a past director of the National Association of Independent Public
                                 Finance Advisors and was a member of the Municipal Securities Rulemaking Board's MSIL
                                 Committee on Dissemination of Disclosure
                                 Information. Ms. Johnson has served on the Company's Board of Directors since 1990. Age
                                 52.

Daniel P. Kearney.............   Mr. Kearney, currently a financial consultant,
                                 retired as Executive Vice President of Aetna
                                 Inc. (insurance company) in February 1998.
                                 Prior to joining Aetna in 1991, he served as President and Chief Executive Officer of the
                                 Resolution Trust Corporation Oversight Board from 1989 to 1991. From 1988 to 1989, Mr.
                                 Kearney was a principal at Aldrich, Eastman &
                                 Waltch, Inc., a pension fund advisor. Mr.
                                 Kearney was a managing director at Salomon
                                 Brothers Inc. (investment bank) in charge of the mortgage finance and real estate finance departments from 1977 to 1988. He serves as a director of Fiserv, Inc., MGIC Investors
                                 Corporation and Great Lakes REIT. Mr. Kearney has served on the Company's Board of Directors since being elected at the 1992 Annual Meeting.
                                 Age 60.

James A. Lebenthal............   Mr. Lebenthal has been Chairman of Lebenthal &
                                 Co., Inc., a broker-dealer of municipal bonds, since 1978. From 1986 to 1988, and from April -- June 1995, Mr. Lebenthal was also
                                 President of Lebenthal & Co., Inc. He is Vice
                                 Chairman of the Rebuild America Coalition. Mr.
                                 Lebenthal has been a director of the Company since August of 1988. Age 71.

John A. Rolls.................   Mr. Rolls has been President and Chief
                                 Executive Officer of Thermion Systems
                                 International since 1996. From 1992 until 1996, he was President and Chief Executive Officer of Deutsche Bank North America. Prior to joining
                                 Deutsche Bank in 1992, he served as Executive
                                 Vice President and Chief Financial Officer of
                                 United Technologies from 1986 to 1992. He is a director of Bowater, Inc., Fuel Cell Energy,
                                 Inc. and VivaScan Corporation. Mr. Rolls joined the Company's Board in 1995. Age 58.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 1999, the Board of Directors of the Company (the "Board") met six times. At year end, there were six Committees of the Board, whose activities are discussed below.

     The Executive Committee, which at year end consisted of Messrs. Brown, Elliott (chairman), Kearney and Lebenthal, did not meet in 1999. The Executive Committee is authorized, subject to limitations set forth in the By-Laws of the Company, to exercise powers of the Board during intervals between Board meetings.

     The Finance Committee, which at year end consisted of Messrs. Clapp, Elliott, Rolls (chairman) and Weill, met once during 1999. This Committee approves the general investment policies and objectives of the Company and monitors investment activities and portfolio holdings, including review of investment performance and asset allocation.

     The Risk Oversight Committee, which at year end consisted of Mr. Clapp, Ms. Johnson, Messrs. Kearney (chairman) and Weill, met once during 1999. This Committee monitors the underwriting process in order to assure general compliance with underwriting guidelines and reviews significant changes in general underwriting policy and guidelines which are proposed by management. It also reviews proposals to develop new product lines which are outside the scope of existing businesses.

     The Compensation and Organization Committee, which at year end consisted of Mr. Clapp (chairman), Ms. Gaudiani, Messrs. Kearney and Rolls, met four times during 1999. This Committee reviews and approves overall policy with respect to compensation matters. The Committee annually reviews the performance of the Chairman, recommends to the Board the compensation to be paid to the Chairman and approves the compensation to be paid to the officers reporting to the Chairman. The Committee also reviews significant organizational changes and executive succession planning.

     The Audit Committee, which at year end consisted of Mr. Gray, Ms. Johnson (chairperson), Messrs. Lebenthal and Rolls, met five times during 1999. Its functions include reviewing the Company's annual financial statements, meeting with the Company's internal auditor concerning the adequacy of internal controls and review of the surveillance of insured issues, and meeting with the Company's independent certified public accountants and with financial and legal personnel of the Company. It is also a function of the Committee to recommend to the Board the appointment of the Company's independent auditors.

     The Committee on Directors, which at year-end consisted of Mr. Elliott, Ms. Gaudiani and Mr. Gray (chairman), met twice during 1999. This Committee makes recommendations to the Board on Director nominees and on the size and composition of the Board. It also recommends guidelines and criteria for the selection of nominees.

     The annual fee paid for the services of a director who is not an executive officer of the Company was $30,000 in 1999 and the fee paid for attendance at Board or Committee meetings was $2,000, with the non-employee chairman of a committee receiving an additional $1,000. There is also an annual award of stock units equivalent to $30,000 made to each non-employee Director as additional compensation. Directors who are also executive officers of the Company receive no additional compensation for their services as Directors. The Company has a Deferred Compensation and Stock Ownership Plan for Non-Employee Directors. Pursuant to this plan, all non-employee Directors are eligible to elect to defer all or a portion of their fees and to receive payment of either their current fees or their deferred fees in cash or in shares of Common Stock of the Company. As of year-end, eight of the non-employee Directors elected to participate in this plan. All Directors standing for reelection attended at least 75% of the meetings of the Board and of its Committees on which they served.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation and Organization Committee, at year-end, were Mr. Clapp (chairman), Ms. Gaudiani, Mr. Kearney and Mr. Rolls. There are no members of the Company's Compensation and Organization Committee who are current or former employees of the Company.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

TO:  The MBIA Inc. Board of Directors

     As part of its Charter, the MBIA Inc. Compensation and Organization Committee (the "Committee") has, among its duties, the responsibility to, 1) recommend to the Board the compensation to be paid to the Chairman and Chief Executive Officer (the "CEO"), 2) review and approve the recommendations of the CEO as to the compensation to be paid to the executive officers reporting to the CEO and certain other key executive officers, and 3) review and approve the aggregate levels of compensation to be paid to all other employees as a group. Compensation includes base salary, bonus and the awarding of stock options and other long-term incentives. The Committee is composed entirely of independent outside directors who are neither current nor former employees of the Company.

                            ELEMENTS OF COMPENSATION

     The Company's compensation philosophy is to pay all employees, including executive officers, for actual short- and long-term performance, based on level of responsibility, in a manner which motivates such employees to perform at the highest possible level and assures that the Company attracts and retains highly qualified employees in its competitive marketplace. The Company achieves these objectives by using a combination of both fixed (i.e., salary) and variable (i.e., annual bonus and, when applicable, stock options and other long-term incentives) compensation. In addition, the Committee reviews the compensation of the Company's executive officers, comparing it to a group of the Company's primary competitors in the financial guaranty industry.

ANNUAL COMPENSATION

     Executive officer salaries are based on the job content of each position, the market relative to comparable positions, the individual's relevant experience and the actual performance of each executive. Salary changes are based on changes in responsibilities, the individual's performance and competitive market conditions. For purposes of comparability of salaries and salary changes, the Committee considers the median figures for the Company's primary competitors in the financial guaranty industry (note: none of MBIA's competitors are included in any of the indices in the stock performance graph). Individual bonuses reflect Company performance and the individual's personal contribution to the achievement of the Company's goals and the contribution of the operating units for which such individual is responsible. Bonus ranges and percentage mix between cash and restricted stock are established for each job position as a function of base salary, e.g., the bonus range for CEO is 0%-200% of base salary, all of which will be paid in restricted stock.

     Executive officer salary changes and bonuses are based on the Company's performance in certain areas, including return on equity, earnings per share, adjusted book value per share, performance relative to the Company's peer group, success in reaching the business plan and strategic goals set for each division, expense management and employee development, and the individual officer's personal contribution to the achievement of these goals. The weight and effect of any of these factors on the compensation of each executive officer varies depending on the individual responsibility of such officer.

     Mr. Brown joined the Company on January 7, 1999 supported by a Board approved compensation package that was designed to incentivize him to lead the Company and promote its financial performance. His base salary was set at $750,000 per year and fixed at that level until January 1, 2004, at which time it will be reviewed. Mr. Brown agreed to purchase 160,000 shares of common stock on or before February 8, 1999, thus bringing his holdings to over 200,000 shares. In respect of such level of ownership, the Company granted him 800,000 stock options (4 options for every share held). These options expire January 7, 2009 and do not vest initially until both (a) the stock has traded at $90 or above for 10 consecutive days (the "Trading Price") and (b) a minimum of three years from the grant date has passed. Additionally, per his employment agreement, Mr. Brown has agreed with the Committee to be paid his annual bonus in restricted stock with no cash component.

     The CEO's salary and bonus are a function of how the Company performed in the following areas: return on equity; change in earnings per share; change in adjusted book value per share; relative performance to peer group companies (the "Financial Goals"); the achievement of the Company's business plan goals and the specific goals assigned to the CEO. For Mr. Brown, the Committee gave 70% weight to the Financial Goals and 30% weight to the Company's business plan and his specific goals. In 1999, including certain one-time charges, the Company achieved an 8.8% return on equity while earnings per share were down 26% over the previous year and the adjusted book value per share was $52.51, a decrease of 1% compared to 1998. The Company's business plan goals were substantially met, including improving capital adequacy, significantly raising the returns it earns on its insurance products, maintaining a conservative underwriting approach and increasing the Company's international presence. Based on the 1999 reported financial performance, Mr. Brown requested and the Committee concurred that no annual bonus be awarded him for 1999.

     The salary and bonus of the executive officers reporting to the CEO and certain other key executive officers are a function of how the Company performed in the following areas: return on equity; earnings per share; adjusted book value per share; relative performance to peer group companies (the "Financial Goals"); and achievement of the Company's business plan goals and specific goals assigned to the individual by the Chief Executive Officer. During the course of 1999, Mr. Brown recommended and the Committee concurred with salary adjustments to levels for this group which will be maintained through January 1, 2003. Excluding certain one-time charges, the Company, in 1999, achieved a 13.1% return on equity while earnings per share were up 1% over the previous year and the adjusted book value per share was $54.22, an increase of 1% over 1998. With the exception of the results for the investment management businesses which were excellent in 1999, the reported results for the insurance operations and muniservices businesses suffered from the combination of the effects of a change in the Company's reserve policy and losses reported as a result of the restructuring of the Company's muniservices units. In contrast to the reported results in the insurance business, the Company achieved a significant increase in IRR for new business written and utilized capital on a very effective basis for 1999. Based on the very strong underlying fundamentals of the operations but acknowledging the disappointing reported financial results, Mr. Brown recommended and the Committee concurred that the bonus pool for this group be paid at 60% of maximum opportunity, with the eventual payout averaging 20% cash and 80% restricted stock.

     The size of the Company's bonus pools (excluding the CEO and the executive officers reporting to him and certain other key executive officers) for each of the insurance business division, the investment management businesses and the muniservices units are recommended by the CEO and approved at year-end by this Committee based on its determination of the Company's and each unit's absolute and relative performance. Among the performance factors considered are return on equity, absolute return as measured by IRR on new business, growth in reported earnings and in adjusted book value per share, the relative performance of the Company's peer group and the achievement of the plan goals for each of the business units. In 1999, each of these goals were substantially met or exceeded and individual bonuses were made from a pool that the Committee approved at 75% of maximum opportunity, compared to 81% in 1998, and which aggregated $32.4 million.

LONG-TERM INCENTIVES

     The Company's Long-Term Incentive Plan (the "Plan") is designed to align the interests of higher level employees with those of shareholders. The Plan authorizes both the annual granting of stock options under the Company's stock option plan as well as the payment of compensation in the form of cash or stock at the end of a multi-year cycle based on the Company attaining certain performance goals. Awards under the Plan are divided equally, with 50% of the award given in stock options and 50% of the award to be paid in cash or shares of Company stock.

     The payment of the cash/stock award is made upon the achievement of a specified level of growth in adjusted book value per share ("ABV") of the Company's stock. The ABV portion of the Plan awarded in 1999 has a base line growth of 12%. Under the current year's award, a minimum growth of 8% is necessary to receive any award and 18% growth would result in a maximum award of 200% of target level being granted.

     Target levels for the Plan are a percentage of total salary and bonus based upon an individual's position. The awards under the Plan are typically granted from the Vice-President position up to and including the Chairman and Chief Executive Officer.

     The stock option grants provide the right to purchase shares of common stock at the fair market value (closing price) of the stock on the date of the grant. With the exception of the CEO (and the Senior Executive officers reporting to him for the January 1999 grants), each option vests over five years and has a ten-year term. Because the grants are based on an annual formula, prior option grants are not taken into account in determining the number of options granted in any year. For 1999, based on the above formula, and excluding Mr. Brown, 712,570 options were awarded.

     The Committee, based on the significant contributions Mr. Brown made to the Company during 1999 and the decision to not grant him an annual bonus, approved a ten- year option grant of 164,000 shares at the market strike price of $48.8125 on December 9, 1999 and an ABV award with a target of $2,697,192.00. The options do not vest initially until both the Trading Price is achieved and a minimum of three years from the grant date has passed. Further, with respect to the ABV award (which has a scheduled payout date of early 2003), unless the Trading Price has been achieved at some point during the period from December 31, 1999 to December 31, 2004, Mr. Brown will receive no award regardless of whether the ABV targets are met.

                  TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Based on currently prevailing authority, including proposed Treasury regulations issued in December 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company would pay any amounts in 1999 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                          Respectfully submitted,

                                          MBIA Inc. Compensation and
                                          Organization Committee

                                          David C. Clapp, Chairman
                                          Claire L. Gaudiani
                                          Daniel P. Kearney
                                          John A. Rolls

     The Company had entered into a retirement agreement with Mr. David H. Elliott, the former Chairman and CEO, whereby Mr. Elliott has agreed to provide the Company with consulting services for two years following his retirement. For such services, Mr. Elliott will be paid each year an amount equal to his annual base salary as in effect on January 1, 1999. For each of 1999 and 2000, Mr. Elliott will also receive a cash performance bonus to be determined by the Compensation and Organization Committee, but which (subject to the applicable performance criteria being satisfied) will not be less than the bonus payable to him in respect to his 1998 services. Such fees are in addition to any amounts otherwise payable to Mr. Elliott for his continuing service as a member of the Board. For 1999, the Committee granted Mr. Elliott a bonus of $1,300,000 identical to the $1,300,000 paid in 1998.

     In addition, the Company has entered into key employee protection agreements with certain of its executive officers, including Messrs. Weill, Caouette, Dunton and Budnick. Under these agreements, the executive officers would be entitled to severance benefits upon the occurrence of both a change in control and an involuntary or constructive termination. These benefits include a pro-rata annual bonus and adjusted book value award, severance equal to three times the sum of base salary and average annual bonus, full exercisability of stock options, full vesting of restricted stock and continued health, life and pension benefits.

                                   MBIA INC.

                         I.  SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                        ------------------------------------
                                          ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                  -----------------------------------   -------------------------   --------
                                                         OTHER ANNUAL    RESTRICTED    SECURITIES     LTIP      ALL OTHER
NAME &                                                   COMPENSATION   STOCK AWARDS   UNDERLYING   PAYOUTS    COMPENSATION
PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)       ($)           ($)(A)      OPTIONS(#)    ($)(B)       ($)(C)
------------------         ----   ---------   --------   ------------   ------------   ----------   --------   ------------
Joseph W. Brown, Jr. ....  1999    738,942           0           0               0        964,000          0       329,440
Chairman and Chief         1998          0           0           0               0              0          0             0
Executive Officer          1997          0           0           0               0              0          0             0
David H. Elliott(d)......  1999    262,500           0           0               0              0    749,749     1,879,073
Chairman and Chief         1998    600,000     750,000      11,636         666,697        100,000          0       369,391
Executive Officer          1997    575,000     450,000      11,636         600,025         23,500          0       308,194
Gary C. Dunton...........  1999    568,750           0      18,129         960,000        273,770          0       223,335
President                  1998    462,000     300,000       6,399         683,342         66,000          0       201,175
                           1997          0           0           0               0              0          0             0
Richard L. Weill.........  1999    531,200           0      19,424         735,000         41,420    469,087       206,313
Vice President             1998    500,000     400,000      14,938         366,690         13,600          0       228,804
                           1997    360,000     275,000       9,583         366,639         14,270          0       183,460
John B. Caouette.........  1999    512,500           0      31,883         735,000        116,420          0       231,616
Vice President             1998    450,000     400,000       4,715         333,349         13,310          0       219,215
                           1997    450,000     700,000       4,715               0         25,713          0       176,179
Neil G. Budnick..........  1999    512,500     220,500      10,271         441,000        191,420    230,721       184,045
Vice President and Chief   1998    350,000     250,000       6,668         166,642         12,780          0       128,503
Financial Officer          1997    250,000     240,000       2,616         100,004          9,040          0        92,534

---------------
(a) The 1999 amounts represent a portion of the annual bonus awarded to Messrs. Dunton, Weill, Caouette, and Budnick paid in 19,667, 15,058, 15,058 and 9,035 shares of restricted stock, respectively. The shares, which vest in four years, were valued at the closing price on the date of the awards for all years. Dividends are paid on all restricted stock at the same rate payable to all common shareholders and thus are not reflected in the amounts reported. Aggregate holdings of restricted stock at year-end are as follows:

                                                  NUMBER
                                                 OF SHARES    VALUE ($)
                                                 ---------    ---------
     Joseph W. Brown, Jr.......................        0              0
     David H. Elliott..........................   19,806      1,266,722
     Gary C. Dunton............................   29,567      1,607,363
     Richard L. Weill..........................   25,392      1,413,189
     John B. Caouette..........................   19,157      1,013,209
     Neil G. Budnick...........................   13,207        707,668

(b) The 1995 ABV long-term incentive was paid at 127.4% of target based on compound annual growth in ABV of 14.2%.

(c) Consists of (i) the Company's contributions to the Company's qualified and non-qualified money purchase pension plan, and its 401(k) plan, (ii) premiums paid on behalf of such employees under a split-dollar life insurance policy, and (iii) consulting fees paid during the year. Such amounts in 1999 were as follows: Brown -- (i) $200,841 and (ii) $128,599; Elliott -- (i) $17,500, (ii) $124,073 and (iii) $1,737,500; Dunton -- (i)
    $193,313 and (ii) $30,022; Weill -- (i) $161,438 and (ii) $44,875;
    Caouette -- (i) $159,563 and (ii) $72,053; and Budnick -- (i) $159,563 and
    (ii) $24,482.

(d) Mr. Elliott retired as an employee of the Company effective May 13, 1999.

                                   MBIA INC.

                           II.  OPTION GRANTS IN 1999

                               INDIVIDUAL GRANTS

                            NUMBER OF      PERCENT OF                                         FAIR VALUE
                            SECURITIES    TOTAL OPTIONS   EXERCISE                            OF OPTION
                            UNDERLYING     GRANTED TO       PRICE                              AWARD ON
                             OPTIONS      EMPLOYEES IN    PER SHARE    GRANT     EXPIRATION   GRANT DATE
NAME                        GRANTED(#)        1999         ($/SH)       DATE        DATE        ($)(C)
----                        ----------    -------------   ---------   --------   ----------   ----------
Joseph W. Brown, Jr. .....   164,000(a)         7%         48.8125    Dec 1999    Dec 2009     3,035,279(d)
                             800,000(a)        34%         67.8750    Jan 1999    Jan 2009    19,531,520(e)
David H. Elliott..........         0
Gary C. Dunton............    73,770(b)         3%         48.8125    Dec 1999    Dec 2009     1,140,211(d)
                             200,000(a)         8%         67.8750    Jan 1999    Jan 2009     4,882,880(e)
Richard L. Weill..........    41,420(b)         2%         48.8125    Dec 1999    Dec 2009       640,200(d)
John B. Caouette..........    41,420(b)         2%         48.8125    Dec 1999    Dec 2009       640,200(d)
                              75,000(a)         3%         67.8750    Jan 1999    Jan 2009     1,831,080(e)
Neil G. Budnick...........    41,420(b)         2%         48.8125    Dec 1999    Dec 2009       640,200(d)
                             150,000(a)         6%         67.8750    Jan 1999    Jan 2009     3,662,160(e)

---------------
(a) These options have a ten-year term, and vest as follows: no vesting in years 1 to 3; if at any time during years 1 to 9 the stock has traded at $90 per share for ten consecutive trading days (the "Trading Target"), the options would immediately vest in full but no sooner than the third anniversary date; if the Trading Target is not met in years 1 to 9, then the options would vest in full on the ninth anniversary date.

(b) These options have a ten-year term and vest as follows: year 1 -- 0%; year 2 -- 40%; year 3 -- 60%; year 4 -- 80%; year 5 -- 100% (subject to certain acceleration provisions if there occurs a change in control of the Company or upon the death, disability or retirement of the employee).

(c) The fair value is based upon the Black-Scholes option valuation model. Black-Scholes is a mathematical model used to estimate the theoretical price an individual would pay for a traded option. The actual value an executive may realize will depend on the excess of the stock price over the exercise price. There is no assurance the value realized will be at or near the value estimated by Black-Scholes.

(d) The fair value of the options is $15.4563 ($18.5078 for Mr. Brown) per option based on: (1) an exercise price of $48.8125, (2) an option term of
    6.05 (9.0 for Mr. Brown) years, (3) a future dividend yield of 1.68%, (4) a risk-free interest rate of 6.285% and (5) an estimated stock price volatility of 0.2512.

(e) The fair value of the options is $24.4144 per option based on: (1) an exercise price of $67.875, (2) an option term of 9.0 years, (3) a future dividend yield of 1.19%, (4) a risk-free interest rate of 4.83% and (5) an estimated stock price volatility of 0.2392.

                                   MBIA INC.

   III.  AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          SHARES                          DECEMBER 31, 1999(#)         DECEMBER 31, 1999(B)($)
                        ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                    EXERCISE(#)   REALIZED(A)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------------   -----------   -------------   -----------   -------------
Joseph W. Brown
  Jr. ................         0        $        0             0        964,000      $        0      $656,000
David H. Elliott......         0                 0       274,056        136,752       6,234,636        75,280
Gary C. Dunton........         0                 0             0        339,770               0       295,080
Richard L. Weill......         0                 0       222,556         75,114       5,742,661       207,839
John B. Caouette......    35,000         1,455,284       121,178        192,025       2,541,042       173,538
Neil G. Budnick.......         0                 0        41,768        215,992         664,878       187,715

---------------
(a) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired.

(b) These values are based on $52.8125 per share, the fair market value of the shares underlying the options on December 31, 1999, less the exercise price, times the number of options.

                                   MBIA INC.

          IV.  LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                            PERFORMANCE
                                            PERIOD UNTIL
NAME                                           PAYOUT       THRESHOLD    TARGET(A)      MAXIMUM
----                                        ------------    ---------    ----------    ----------
Joseph W. Brown, Jr. .....................  Three years         0        $2,697,192    $5,394,384
David H. Elliott..........................  Three years         0                 0             0
Gary C. Dunton............................  Three years         0         1,755,000     3,510,000
Richard L. Weill..........................  Three years         0           985,359     1,970,718
John B. Caouette..........................  Three years         0           985,359     1,970,718
Neil G. Budnick...........................  Three years         0           985,359     1,970,718

---------------
(a) The awards were made on December 9, 1999, with the payout, if any, occurring in early 2003. The target award is based on the achievement of a projected 12% growth in the adjusted book value per share of the Company's stock, subject to the threshold which requires an 8% growth and the maximum level which requires an 18% growth. With respect to Mr. Brown's award, unless the stock has traded at $90 per share for ten consecutive trading days during the period between December 31, 1999 and December 31, 2004, he will receive no award regardless of the growth in adjusted book value per share of the Company's stock.

                                                  MBIA INC COMMON STOCK           S&P 500 INDEX            S&P FINANCIAL INDEX
                                                  ---------------------           -------------            -------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     136.20                      134.11                      156.61
1996                                                     187.05                      166.30                      205.63
1997                                                     250.18                      225.49                      319.08
1998                                                     248.43                      289.93                      417.52
1999                                                     203.08                      350.93                      533.29

PROPOSAL 2:

                ADOPTION OF THE MBIA INC. 2000 STOCK OPTION PLAN

INTRODUCTION

     The Board of Directors has recommended, and is seeking approval of, the adoption of the MBIA Inc. 2000 Stock Option Plan (the "Option Plan"). This Option Plan, pursuant to which the Company will be authorized to issue options on up to 4,900,000 shares of Common Stock, replaces the Company's existing plan which has been in place since 1987. All awards remaining to be granted under the existing plan will be cancelled by the new Option Plan.

     The Board of Directors believes that awards made pursuant to the Option Plan assist the Company in motivating superior performance, encourage employee ownership in the Company and enable the Company to attract and retain a management team and staff of exceptional ability. Additionally, the Board has reviewed the compensation practices of competitor companies and believes that the adoption of the Option Plan keeps the Company in line with competitive compensation practices.

     Approval of the Option Plan requires the affirmative vote of a majority of all shares of Common Stock of the Company in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome. A copy of the Option Plan is attached as Exhibit A.

     The closing price of a share of Common Stock on March 16 was $49.8125.

     The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Option Plan.

2000 OPTION PLAN

     Awards under the Option Plan may be granted in the form of (i) incentive stock options within the meaning of Section 422 of the Code or (ii) non-statutory stock options.

     The Option Plan is administered by the Compensation and Organization Committee (the "Committee"). The Committee is responsible for determining the recipients of awards under the Option Plan and the size and nature of each award. Recipients of stock options will have the terms of their options set forth in stock option agreements between these recipients and the Company. The Committee has no right to reprice outstanding options, grant new options in substitution for or upon cancellation of previously granted options or to issue reload options.

     Stock Options. Incentive stock options ("ISOs") and non-statutory stock options may be granted under the Option Plan. The option price per share under an option must equal or exceed the fair market value of a share of Common Stock on the date the option is granted. Options granted under the Option Plan become exercisable at such time or times as may be determined by the Committee and as set forth in an employee's stock option agreement.

     An option terminates on the date established in the stock option agreement, which may not be more than 10 years after issuance. The options are non-transferable except by will or the laws of descent; however, the Committee may permit transfers of non-statutory options to family members. The rights of an employee in outstanding options upon termination of his employment because of death, disability, discharge for cause or any other reason are set forth in the Option Plan. The Committee has discretion to modify these provisions and those modifications would be set forth in an employee's stock option agreement.

     Termination and Amendment. The Board may terminate, modify or amend the Option Plan; provided, however, that any amendment that would increase the aggregate number of shares of Common Stock that may be issued, lower the minimum exercise price at which an option may be granted or extend the maximum term for options granted under the Option Plan will be subject to shareholder approval. No termination, modification or amendment of the Option Plan may be made which would adversely affect an employee's rights under any awards theretofore granted without the consent of the employee.

     Award Table. While neither the exact number of individuals who will participate, nor the type or size of awards that will be approved by the Committee under the Option Plan can be precisely determined, the Committee has historically approved awards at the Vice President level and above. It is anticipated that this practice will continue under the new Option Plan. The following table illustrates the awards that were made in December, 1999 under the existing plan.

       AWARDS MADE IN DECEMBER 1999 UNDER THE MBIA 1987 STOCK OPTION PLAN

NAME                                                          SHARES
----                                                          -------
Joseph W. Brown, Jr.
  Chairman..................................................  164,000
Gary C. Dunton
  President.................................................   73,770
Richard L. Weill
  Vice President............................................   41,420
John B. Caouette
  Vice President............................................   41,420
Neil G. Budnick
  Vice President............................................   41,420
All Executive Policy Committee members as a group (8
  persons)..................................................  420,444
All employees as a group (276 persons)......................  876,570

FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of the Federal income tax consequences of awards made under the Option Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") until the later of (a) two years from the date of grant and (b) within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long-term capital gain
(loss). In such circumstances, no deduction will be allowed to the Company for Federal income tax purposes.

     If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     Non-Statutory Stock Options. No income is realized by the participant at the time a non-statutory stock option is granted. Generally upon exercise of non-statutory stock options, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

PROPOSAL 3:

                       SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP currently serve as the Company's independent auditors. They have served in that capacity since the Company's founding in 1986, and prior to that served as the independent auditors of the Company's predecessor, the Municipal Bond Insurance Association, starting in 1974. During 1999, PricewaterhouseCoopers LLP examined the accounts of the Company and its subsidiaries and also provided tax advice, and other services to the Company in connection with its Securities and Exchange Commission filings.

     Upon recommendation of the Audit Committee, the Board has appointed PricewaterhouseCoopers LLP as the independent auditors of the Company for 2000. The shareholders are asked to approve this action of the Board.

     It is anticipated that one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders present.

                                 OTHER MATTERS

     The Board knows of no other business to be brought before the meeting other than as set forth above. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment of such matters.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below contains certain information with respect to the only beneficial owners known to the Company as of March 16, 2000 of more than 5% of the outstanding shares of Common Stock.

                                                             SHARES OF COMMON
NAME AND ADDRESS                                            STOCK BENEFICIALLY    PERCENT
OF BENEFICIAL OWNER                                               OWNED           OF CLASS
-------------------                                         ------------------    --------
Sanford C. Bernstein & Co., Inc.(1).......................  7,627,858               7.7%
  767 Fifth Avenue
  New York, N.Y. 10153
FMR Corp.(2)..............................................  7,178,522               7.2%
  82 Devonshire Street
  Boston, MA 02109
J.P. Morgan & Co. Incorporated(3).........................  5,802,374               5.8%
  60 Wall Street
  New York, N.Y. 10260

---------------
(1) Information as to the beneficial ownership of shares of Common Stock is based on the February 8, 2000 Schedule 13G filed by Sanford C. Bernstein & Co., Inc. with the SEC. Such filing indicates that Bernstein has sole voting power with respect to 3,803,048 of these shares and sole dispositive power with respect to 7,627,858.

(2) Information as to the beneficial ownership of shares of Common Stock is based on the February 14, 2000 Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission ("SEC"). Such filing indicates that FMR has sole voting power with respect to 573,512 of these shares and sole dispositive power with respect to 7,178,522.

(3) Information as to the beneficial ownership of shares of Common Stock is based on the February 14, 2000 Schedule 13G filed by J.P. Morgan & Co. Incorporated with the SEC. Such filing indicates that Morgan has sole voting power with respect to 4,183,082 of these shares and sole dispositive power with respect to 5,584,001.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 16, 2000, the beneficial ownership of shares of Common Stock of each Director, each Executive Officer named in the Summary Compensation Table above, and all Directors and Executive Officers of the Company, as a group.

                                                                   SHARES           TOTAL
                                                   SHARES        ACQUIRABLE         SHARES
                                                BENEFICIALLY    UPON EXERCISE    BENEFICIALLY
NAME                                               OWNED        OF OPTIONS(2)      OWNED(3)
----                                            ------------    -------------    ------------
Directors
  Joseph W. Brown, Jr.(4).....................    319,760(1)            --          319,760
  David C. Clapp(4)...........................      8,424               --            8,424
  Gary C. Dunton..............................     46,924(1)        20,000           66,924
  David H. Elliott(4).........................     84,269(1)       274,056          358,325
  Claire L. Gaudiani(4).......................      5,833               --            5,833
  William H. Gray, III(4).....................      3,212               --            3,212
  Freda S. Johnson(4).........................     11,331               --           11,331
  Daniel P. Kearney(4)........................      9,344               --            9,344
  James A. Lebenthal(4).......................     11,551               --           11,551
  John A. Rolls(4)............................     15,630               --           15,630
Executive Officers
  Richard L. Weill............................     49,500(1)       219,556          269,056
  John B. Caouette............................     55,763          121,178          176,941
  Neil G. Budnick.............................     19,972(1)        41,768           61,740
  All of the above and other Executive Policy
     Committee members as a group.............    682,480(1)       746,764        1,429,244

---------------
(1) This number includes shares held by the Executive Officers under the Company's exempt 401(k) Plan and includes restricted shares awarded annually to certain of the Executive Officers.

(2) This column indicates the number of shares that are presently exercisable or will become exercisable on or before May 15, 2000 under the Company's stock option program.

(3) The percentage of shares of Common Stock beneficially owned by all Directors and Executive Officers as a group is 1.5% of the shares of Common Stock outstanding.

(4) This number includes (a) Common Stock equivalent deferral units held under the Company's Deferred Compensation and Stock Ownership Plan for Non-Employee Directors and (b) Common Stock units awarded under the restricted stock compensation plan. (See the discussion of these plans under "The Board of Directors and its Committees").

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ownership of and transactions in the Company's stock by executive officers and Directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. To the Company's knowledge all such required filings were made on a timely basis, except for one filing related to the exercise of options by Mr. Caouette.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPIRE STATE MUNICIPAL EXEMPT TRUSTS, GUARANTEED SERIES

     MBIA Corp. insures municipal bonds held by certain of the Guaranteed Series of Empire State Municipal Exempt Trusts. One of the co-sponsors of the Guaranteed Series of Empire State Municipal Exempt Trusts is Lebenthal & Co., Inc., the chairman of which is James A. Lebenthal, a director of the Company. The Company believes the terms of the insurance policies and the premiums charged are no less favorable to MBIA Corp. than the terms and premium levels for other similar unit investment trusts.

EXECUTIVE LOANS

     CapMAC Holdings Inc., which the Company acquired in a stock-for-stock merger in February of 1998, had an executive loan program. Under that program, John B. Caouette, former CEO of CapMAC Holdings, has a $500,000.00 loan outstanding with a 5-year term and an interest rate of 6.75% which is the rate that CapMAC Holdings could have invested its funds at April 24, 1996, the date the loan was made.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 2001 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, 113 King Street, Armonk, New York 10504, no later than November 17, 2000, in order to be considered for inclusion in the Company's Proxy Statement for such Meeting.

                                 MISCELLANEOUS

     The cost of preparing and mailing this notice and statement and the enclosed form of proxy will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph by directors, officers and regular employees of the Company, without extra compensation and at the Company's expense. The Company will also request bankers and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable expenses. In addition, the Company has engaged MacKenzie Partners, New York, New York to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable out-of-pocket expenses.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE ON REQUEST BY WRITING TO THE CORPORATE MARKETING DEPARTMENT, MBIA INC., 113 KING STREET, ARMONK, NEW YORK 10504.

                                          By order of the Board of Directors,

                                          /s/ Louis G. Lenzi

                                          Louis G. Lenzi
                                          Secretary

                                   EXHIBIT A
                                   MBIA INC.

                             2000 STOCK OPTION PLAN

                                   ARTICLE 1.

                                    PURPOSE

     The purpose of the "MBIA INC. 2000 STOCK OPTION PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   ARTICLE 2.

                                  DEFINITIONS

     (a) Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (1) "Act" means the Securities Exchange Act of 1934, as amended.

          (2) "Board" means the Board of Directors of the Company.

          (3) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

          (4) "Change of Control" shall be deemed to have occurred if:

             (i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company's securities; or

             (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

             (iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

          (5) "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

          (6) "Code" means the Internal Revenue Code of 1986, as amended.

          (7) "Committee" means the Compensation and Organization Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of three or more members. Each of the Committee members shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Act, and an "outside director" within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

          (8) "Common Stock" means the common stock of the Company, par value $1.00 per share.

          (9) "Company" means MBIA Inc., a Connecticut corporation, and any successor thereto.

          (10) "Disability" has the meaning given in the Company's long-term disability insurance policy or program as in effect from time to time.

          (11) "Employee" means any employee (including each officer) of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

          (12) "Fair Market Value" means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

          (13) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such Participant,
     (ii) trusts for the exclusive benefit of such persons and (iii) other entity owned solely by such persons.

          (14) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of
     Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

          (15) "Participant" means any Employee designated by the Committee to participate in the Plan.

          (16) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or in which the Company has, either directly or indirectly, a material equity interest and which the Committee has designated as a "Subsidiary" for purposes of this definition.

          (17) "Voting Power" when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

          (18) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE 3.

                            POWERS OF THE COMMITTEE

     (a) Power to Grant. The Committee shall determine those Employees to whom Options shall be granted and the terms and conditions of any and all such Options. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Option such Participant may receive, whether or not granted at different times.

     (b) Administration.

          (1) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective option agreements and to make all other determinations it determines necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

          (2) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

          (3) Delegation of Authority. The Committee may delegate to the Company's Chief Executive Officer the power and authority to make awards under the Plan with respect to individuals who are at or below the position of Senior Managing Director (or analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Options to, Participants who are subject to Section 16 of the Act.

     (c) Certain Rules Relating to Grants.

          (1) Maximum Individual Grants. During any 12 month period, no individual Participant may be granted Options to acquire more than 500,000 shares of Common Stock. It is understood that this provision is subject to the adjustment provided for in Section 4(c).

          (2) Repricing or Substitution of Options. The Committee shall not have the right to reprice outstanding Options or to grant new Options under the Plan in substitution for or upon the cancellation of Options previously granted. Additionally, the Committee shall not have the right to grant reload options under the Plan.

                                   ARTICLE 4.

                          COMMON STOCK SUBJECT TO PLAN

     (a) Number. Subject to the provisions of Section 4(c), the number of shares of Common Stock issuable under the Plan shall not exceed 4,900,000 shares. Any shares which, as of the effective date of the Plan, remain available for awards under the Company's 1987 Stock Option Plan shall, upon approval of the Plan by the Company's shareholders, be canceled and no longer available for awards. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

     (b) Canceled, Terminated, or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock (and, except with respect to ISO's, including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for Options under the Plan.

     (c) Adjustment in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited, to the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for Options under Sections 3(c)(1) and 4(a) or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

                                   ARTICLE 5.

                                 STOCK OPTIONS

     (a) Grant of Options. Subject to the provisions of Section 4(a), Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees who are common law employees of the Company or one of its majority owned subsidiaries (within the meaning of Section 424 of the Code). Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

     (b) Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted.

     (c) Exercise of Options. Unless the Committee shall, at grant, impose an alternative exercise schedule with respect to Options granted hereunder, 40% of each Nonstatutory Stock Option or Incentive Stock Option granted pursuant to the Plan shall become exercisable on the second anniversary of the date such Option is granted and the remaining 60% of each Option shall become exercisable in equal 20% installments on each of the third, fourth and fifth anniversaries of the Option grant date; provided that the Committee may at any time accelerate the exercisability of all or any portion of any Option at its discretion. Subject to the provisions of this Article 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted, but in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

     (d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest),
(iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (iv) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

     (e) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.

     (f) Termination of Employment.

          (1) Due to Death or Disability. In the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary, and if none is named, in accordance with Section 8(b), at any time prior to the earlier of
     (i) the first anniversary of the Participant's death or termination of employment due to Disability or (ii) the expiration of the term of the Options.

          (2) Termination of Employment For Cause. In the event a Participant's employment is terminated by the Company or any Subsidiary for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited.

          (3) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 5(f)(1) or (2), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised at any time prior to the expiration of the term of the Options or the ninetieth day following the Participant's termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited.

     (g) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Option under the Plan upon the Employee to whom such Option would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Option (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Employee's employment with the Company and its Subsidiaries and after the Option has been exercised, including, without limitation, the requirement that the Employee disgorge any profit, gain or other benefit received in respect of the exercise of the Option prior to any breach of any such covenant by the Employee).

                                   ARTICLE 6.

                               CHANGE OF CONTROL

     (a) Accelerated Vesting and Payment. Subject to the provisions of Section 6(b), in the event of a Change of Control each Option shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option.

     (b) Alternative Awards. Notwithstanding Section 6(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

          (1) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change in Control;

          (2) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (3) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

          (4) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.

                                   ARTICLE 7.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option may be granted or (iii) extend the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

                                   ARTICLE 8.

                            MISCELLANEOUS PROVISIONS

     (a) Transferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Option agreement or otherwise, permit transfers of Nonstatutory Stock Options to Family Members (including, without limitation, transfers effected by a domestic relations order).

     (b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during his lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

     (c) Deferral of Payment. The Committee may, in the Option agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise of a Nonstatutory Stock Option.

     (d) No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

     (e) Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Option under the Plan, and the Company may defer issuance of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy such withholding tax obligation associated with the transaction.

     (f) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     (g) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law.

     (h) Requirements of Law. The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (i) Term of Plan. The Plan shall be effective on May 11, 2000, the date of its approval by the Company's shareholders. The Plan shall expire on the tenth anniversary of such date, provided that any awards granted prior to the expiration of this Plan may extend beyond that date.

     (j) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to principles of conflict of laws.

     (k) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Options shall not be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

     (l) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Article 7, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

                                    MBIA INC.

             ANNUAL MEETING OF SHAREHOLDERS--THURSDAY, MAY 11, 2000
                       THE PROXY IS SOLICITED ON BEHALF OF
                       THE BOARD OF DIRECTORS OF MBIA INC.

The undersigned hereby appoints James A. Lebenthal and Freda S. Johnson and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at MBIA INC., 113 King Street, Armonk, New York, on Thursday, May 11, 2000, at 10:00 A.M., New York time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the MBIA INC. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Election of Directors, Nominees: Joseph W. Brown, Jr., David C. Clapp, Gary C. Dunton, David H. Elliott, Claire L. Gaudiani, William H. Gray, III, Freda S. Johnson, Daniel P. Kearney, James A. Lebenthal, and John A. Rolls.


                  (Continued and to be signed on reverse side)

                            - FOLD AND DETACH HERE -

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3.

Please mark your votes as indicated in this example     /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.    ELECTION OF DIRECTORS

                FOR                                     WITHHOLD
                ALL                                   AUTHORITY FOR
              NOMINEES                                ALL NOMINEES

                 / /                                       / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

2.    APPROVAL OF MBIA INC. 2000 STOCK OPTION PLAN


                FOR                 AGAINST                  ABSTAIN
                / /                   / /                      / /

3.    APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
      AUDITORS.

                FOR                 AGAINST                  ABSTAIN
                / /                   / /                      / /

       PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE                           SIGNATURE                  DATE

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                            - FOLD AND DETACH HERE -



                                    MBIA INC.


                         ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 11, 2000
                                   10:00 A.M.


                             Corporate Headquarters
                                    MBIA INC.
                                 113 King Street
                             Armonk, New York 10504